Exhibit 30 (H)(9)(VI)

AMENDMENT NUMBER FIVE TO PARTICIPATION AGREEMENT

This AMENDMENT NUMBER FIVE TO PARTICIPATION AGREEMENT (the “Amendment”) is made and entered into effective as of May 1, 2023, by and among MINNESOTA LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below),

THE MORGAN STANLEY VARIABLE INSURANCE FUND, INC. (the “Fund”), formerly,

THE UNIVERSAL INSTITUTIONAL FUNDS, INC., MORGAN STANLEY DISTRIBUTION,

INC. (the “Underwriter”), and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the “Adviser”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Participation Agreement.

WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement dated as of June 1, 2007, as such agreement has been amended and may be further amended from time to time (the “Participation Agreement”); and

WHEREAS, the Company, the Fund, the Underwriter, and the Adviser wish to amend the Participation Agreement in certain respects.

NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter, and the Adviser agree to amend the Participation Agreement as follows:

1.	Schedule A of the Participation Agreement is deleted and replaced with the attached Schedule A.

2.

Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

3.	This Amendment may be amended only by written instrument executed by each party hereto.

4.	This Amendment shall be effective as of the date written above.

5.

This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all parties. Each party shall become bound by this Amendment immediately upon signing any counterpart, independently of the signature of any other party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

MINNESOTA LIFE INSURANCE COMPANY

By:	/s/ Kristin Ferguson
Name: Kristin Ferguson
Title: VP, CFO & Actuary-Individual Solutions

THE MORGAN STANLEY VARIABLE INSURANCE FUND, INC.

By:	/s/ John H.Gernon
Name:	John H.Gernon
Title:	President & Principal Executive Officer

MORGAN STANLEY DISTRIBUTION, INC.

By:	/s/ Brian Taranto
Name:	Brian Taranto
Title:	Managing Director

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:	/s/ Tatiana Segal
Name:	Tatiana Segal
Title:	Director & Managing Director

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account	Form Number and Name of Contract Funded by Separate Account

Variable Annuity Account	MultiOption Advisor Variable Annuity (02-70067) (B Class, C Class and L Class)

MultiOption Legend Variable Annuity (06-70139)

MultiOption Extra Variable Annuity (06-70147)

Minnesota Life Individual Variable Universal Life Account	Minnesota Life Accumulator Variable Universal Life Policy (07-660 and ICC14-20018)

Premier Variable Universal Life (ICC12-665 and ICC18-20150)

Variable Universal Life Defender® (ICC15-20001 and ICC18-20149)

(Variable Universal Life Survivor – SVUL) ICC22- 20258

Minnesota Life Variable Life Account	Variable Adjustable Life (98-670)

Variable Adjustable Life Horizon (99-680)

Variable Adjustable Life Second Death (98-690)

Variable Adjustable Life Summit (03-640)

Variable Adjustable Life Survivor (04-690)